Exhibit 10.2
PROMISSORY NOTE
(Equipment Loan)

$13,000,000.00	Watford City, North Dakota
November 16, 2020

FOR VALUE RECEIVED, NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of FIRST INTERNATIONAL BANK & TRUST, a North Dakota banking corporation, its successors and assigns (“Lender”), the principal sum of Thirteen Million and 00/100 Dollars ($13,000,000.00), or so much thereof as has been advanced to or for the benefit of Borrower pursuant to the terms and conditions of that certain Loan Agreement of even date herewith between Lender and Borrower (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; any capitalized term used and not otherwise defined herein shall have the same meaning as given to it in the Loan Agreement), in lawful money of the United States and immediately available funds, together with interest on the unpaid balance accruing as of the date hereof as described below.
The unpaid principal balance on any advances made under this Promissory Note (Equipment Loan) (this “Note”) shall bear interest at a floating rate of interest (the “Rate”) equal to the LIBOR Rate (as defined below) plus three percent (3.00%) per annum and shall be adjusted on the first day of every month for the term hereof.
“LIBOR Rate” means the London Interbank Offered Rate (LIBOR) as determined by ICE Benchmark Administration Limited (or any successor or substitute therefor acceptable to Lender) for Dollar deposits for a one-month period as obtained by Lender from Reuters, Bloomberg or another commercially available source providing such quotations as may be designated by Lender from time to time, unless a Benchmark Transition Event (as defined below) has occurred, in which case such rate shall be at an alternate index rate (including any spread adjustments) that has been broadly accepted in the United States in lieu of LIBOR Rate or as otherwise selected by Lender with the consent of Borrower. Lender shall determine the LIBOR Rate based on the foregoing, and its determination thereof shall be conclusive and binding except in the case of manifest error. Notwithstanding anything to the contrary herein, after no less than thirty (30) days written notice by Lender to Borrower of the occurrence of a Benchmark Transition Event, Lender may make any technical, administrative or operational changes to this Note and any other Loan Documents, and may make any adjustments to interest rate spreads, to reflect the adoption and implementation of the substitute index rate, and any amendments to the Loan Agreement or any other Loan Documents reflecting such conforming changes will be effective without any further action or consent from Borrower.
“Benchmark Transition Event” means the occurrence of any of the following events with respect to the LIBOR Rate (as determined by Lender in its sole discretion): (a) adequate and reasonable means do not exist for ascertaining the LIBOR Rate, including, without limitation, because the LIBOR Rate as determined by the method described in the definition of “LIBOR Rate” is not available or published on a current basis and such circumstances are unlikely to be temporary; (b) the administrator of the LIBOR Rate or a governmental authority having jurisdiction over Lender has made a public statement that the LIBOR Rate shall no longer be made available, used or advisable for determining interest rates of loans; or (c) loans are currently being executed containing, or loans that include benchmark replacement language similar to that contained in this Note are being executed or modified (as applicable) to incorporate or adopt, a new benchmark interest rate to replace the LIBOR Rate set forth therein.

Interest on the Equipment Loan shall be deferred and capitalized during the first year, through and including November 16, 2021. Commencing on December 1, 2021, and continuing on the first day of each calendar month thereafter until the Equipment Loan is paid in full, Borrower shall pay to Lender successive monthly payments of interest calculated at the Rate. Principal on the Equipment Loan shall be deferred during the first two years, through and including November 16, 2022. Commencing on December 1, 2022, and continuing on the first day of each calendar month thereafter through and until November 16, 2025 (the “Maturity Date”), the Equipment Loan will be fully amortized and Borrower shall pay to Lender successive annual payments of principal in an aggregate amount equal to (a) fifteen percent (15%) of the original principal amount of the Equipment Loan plus the capitalized interest on November 16, 2023, (b) fifteen percent (15%) of the original principal amount of the Equipment Loan plus the capitalized interest on November 16, 2024, and (c) the remaining seventy percent (70%) of the original principal amount of the Equipment Loan plus capitalized interest on the Maturity Date. On the Maturity Date, Borrower shall pay to Lender the entire unpaid principal amount and any interest accrued but remaining unpaid and all other sums due under the Equipment Loan.
In all cases interest on this Note shall be calculated on the basis of a 360 day year but charged for actual days principal is unpaid.
If any installment of interest on this Note, including the payment required on the Maturity Date is not paid within ten (10) days of the due date thereof, Borrower shall pay to Lender a late charge equal to five percent (5.00%) of the amount of such installment.
Notwithstanding anything to the contrary contained herein, at all times in which an Event of Default has occurred and is continuing hereunder, interest shall accrue on amounts outstanding hereunder at a rate equal to two percent (2.00%) per annum in excess of the rate otherwise payable hereunder (the “Default Rate”).
This Note may be prepaid, in whole or in part, at any time, without penalty or premium upon thirty (30) days prior written notice to Lender. Any prepayment of the Loan shall be accompanied by all accrued and unpaid interest on the amount prepaid. All payments and prepayments shall, at the option of Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest on this Note, and lastly to principal in direct order of scheduled maturities.
If, on any date, the Board of Governors of the Federal Reserve System or a designee thereof has, after consultation with Lender, notified Lender in writing that Borrower has materially breached, made a material misrepresentation with respect to or otherwise failed to comply with certifications in Section 2 (CARES Act Borrower Eligibility Certifications and Covenants) or Section 3 (FRA and Regulation A Borrower Eligibility Certifications) of the MSPLF Borrower Certifications and Covenants in any material respect or that any such certification has failed to be true and correct in any material respect, then Lender shall promptly so notify Borrower in writing and Borrower shall, no later than two (2) business days following receipt of such written notice, prepay the Equipment Loan in full, along with any accrued and unpaid interest thereon.
Notwithstanding anything to the contrary contained herein, if the rate of interest, late payment fee or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable North Dakota law.
This Note is secured only by the Equipment and the Motor Vehicles and any proceeds of the foregoing under the Security Agreement and the Guaranty, and Lender is entitled to all of the benefits provided for therein.
Upon the occurrence and the continuance of an Event of Default under this Note or under any other obligation of Borrower to Lender as set forth in the Loan Agreement, the outstanding principal balance hereof and accrued interest and all other amounts due hereon shall, at the option of Lender, become immediately due and payable, without notice or demand.
Upon the occurrence and the continuance of an Event of Default hereunder or under the Loan Agreement, Lender shall have the right to set off any and all amounts due hereunder by Borrower to Lender against any indebtedness or obligation of Lender to Borrower.
Upon the occurrence at any time of an Event of Default or at any time thereafter, Borrower promises to pay all costs of collection of this Note, including but not limited to reasonable and documented attorneys’ fees, paid or incurred by Lender on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.
Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived. This Note shall be governed by and construed in accordance with the laws of the State of North Dakota.
Borrower hereby irrevocably submits to the jurisdiction of any North Dakota state court or federal court over any action or proceeding arising out of or relating to this Note, the Loan Agreement and any instrument, agreement or document related hereto or thereto, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such North Dakota state or federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process to Borrower’s last known address. Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of Lender to serve legal process personally on Borrower in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.

BORROWER:

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.,
a Delaware corporation

By: /s/ Charles K. Thompson
Printed Name: Charles K. Thompson
Its: CEO